FOR IMMEDIATE RELEASE

STANLEY WORKS STRENGTHENS ITS SECURITY PLATFORM VIA SECURITY GROUP ACQUISITION

New Britain, CT, November 29, 2004 ... The Stanley Works (NYSE: SWK) announced that it has entered into a definitive agreement to acquire Security Group, Inc. , which is comprised of two primary operating companies: Sargent & Greenleaf, Inc. and The SafeMasters Co., Inc.

Sargent & Greenleaf, Inc., headquartered near Lexington, KY, is a leading manufacturer of medium and high security locks and locking systems for the financial, government and retail markets.

The SafeMasters Co., Inc., headquartered near Washington, DC, is a leading North American access control provider offering a wide variety of physical security installation, maintenance and repair services, with emphasis on mechanical locking systems.

Key benefits of acquiring the Security Group companies include:

•	Expands the current product offering in high value-added mechanical and electronic locking systems.

•	Expands the security solutions national service network, with over 150 field-based sales and service personnel in North America.

•	Strengthens the Stanley Security Solutions position in the important financial, government and retail industry segments.

•	Provides the opportunity to “pull through” complementary Stanley products into its served markets.

Closing for this transaction is subject to certain regulatory and other approvals, third-party consents and customary conditions, and is expected to occur late in the fourth quarter of 2004 or early in the first quarter of 2005. UBS Investment Bank advised Stanley on this transaction.

This move advances Stanley Security Solutions towards its goal of building the first direct global network of total access and security solutions.

“Our tremendous focus on our end-user customers is what distinguishes us from the competition,” said Justin Boswell, President of Stanley Security Solutions. “The Security Group companies bring a strong, experienced management team and fit well with our strategy of expanding our sales and service operations to more effectively serve our customers. This acquisition strengthens our presence in three important vertical markets: financial institutions, government and retail.”

In addition, the company announced that Stanley Security Solutions recently completed a smaller acquisition of Cal-Dor Specialties, Inc., a premier distributor of Stanley and other security products and services in Southern California.

Revenues from the Security Group acquisition and the significantly smaller Cal-Dor acquisition are expected to total approximately $55 million, increasing Stanley Security Solutions’ total revenue base by about 8%. The acquisitions are expected to be individually accretive to earnings and, in total, are expected to add 3-4¢ earnings per fully diluted share in 2005.

Total consideration for the two acquisitions will approximate $56 million, comprised approximately of $49 million cash and $7 million notes payable, an average purchase price of approximately 1.0 times annual sales and approximately 7 times EBITDA (earnings before interest, taxes, depreciation and amortization).

John Lundgren, Chairman and Chief Executive Officer of The Stanley Works commented: “In October we announced the planned disposition of our consumer home décor business. These security acquisitions are the first step toward replacing the revenues and earnings of the home decor business. These moves demonstrate our commitment to the continued shift of our portfolio toward favored markets with higher inherent growth and profitability.

“We expect our portfolio repositioning to continue into 2005. The successful Blick plc and Frisco Bay integrations in 2004 built upon the previous Best Access Systems acquisition in demonstrating our ability to do so.”

About Security Group, Inc.:

Security Group has its headquarters in Indianapolis, IN. Its officers are J. Fred Risk, Chairman, and O. U. Mutz, President. Security Group’s two primary operating companies are Sargent & Greenleaf, Inc. and The SafeMasters Co., Inc.:

Sargent & Greenleaf, Inc., headquartered in Nicholasville, KY, is a leading manufacturer of medium and high security locks and locking systems used primarily on safes, vaults, ATM’s and safe deposit boxes. Founded in 1857, the company offers the largest selection of locking solutions used by financial institutions, commercial businesses and governments worldwide. Sargent & Greenleaf distributes its products in over 100 countries.

The SafeMasters Co., Inc., headquartered in Silver Springs, MD, near Washington, DC, was founded in 1939 as a safe company. Since then, Safemasters has grown into a leading access control service provider in the U. S. with over 15 locations in eight states. SafeMasters provides a wide range of physical security products including mechanical and electronic access control and national service capabilities.

About The Stanley Works

The Stanley Works, an S&P 500 company, is a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. More information about The Stanley Works can be found at www.stanleyworks.com.

Contact:	Gerry Gould, V. P. — Investor Relations (860) 827-3833 or ggould@stanleyworks.com

The Stanley Works corporate press releases are available on the company’s Internet web site at http://www.stanleyworks.com.

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Certain statements including the statements in this press release regarding (i) the company’s ability to close the acquisition of Security Group, Inc.; (ii) the company’s ability to generate approximately $55 million in revenue as a result of the aforementioned acquisitions (the “Acquisitions”), thereby increasing Stanley Security Solutions’ total revenue base by about 8%; (iii) the ability of the Acquisitions to be individually accretive to earnings; (iv) the ability of the Acquisitions to add 3-4 cents earnings per fully diluted share in 2005; (v) the company’s ability to replace the revenues and earnings of its home décor business and shift its portfolio toward favored markets with higher inherent growth and profitability; and (vi) the company’s ability to continue its portfolio repositioning into 2005 are forward looking and are based on current expectations and involve inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

The company’s ability to realize the results described above is dependent on (i) the success of the company’s ability to complete the acquisition of Security Group, Inc. including, but not limited to the satisfaction or, where applicable, waiver of the conditions, including regulatory consents and approvals, to which the underlying transaction is subject within the anticipated time frame; (ii) the success of the company’s efforts to efficiently and promptly integrate the announced acquisitions and the sales related thereto; (iii) the satisfaction of the remaining contingencies related to the company’s announced disposition of its home decor business and the prompt closing of that disposition in substantially the form which has been negotiated; and (iv) the success of the company in identifying, negotiating and closing future acquisitions and integrating its recent (as well as future acquisitions).

The company’s ability to achieve the objectives discussed above will also be affected by external factors. These external factors include the continued consolidation of customers in consumer channels, inventory management pressures of the company’s customers, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the company’s debt program, the strength of the U.S. economy and the strength of foreign currencies, including but not limited to the Euro, war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which the company operates.

The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.